BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Carey Leary
625 N. FLAGLER STE. 600
West Palm Beach, FL 33401, USA

Work Order #: W2020101400116
October 14, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 30077

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Withdrawal of Designation	20200977249	10/14/2020 6:52:56 AM	InternalReview	1	$175.00	$175.00
Total						$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	60268356477964467O3280	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Carey Leary
625 N. FLAGLER STE. 600
West Palm Beach, FL 33401, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/14/2020

Work Order Item Number: W2020101400116 - 880883
Filing Number: 20200977249
Filing Type: Withdrawal of Designation
Filing Date/Time: 10/14/2020 06:52:56 AM
Filing Page(s): 8

Indexed Entity Information:

Entity ID: E0471552010-0
Entity Name: SOLLENSYS CORP
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0471552010-0
	Filing Number 20200977249
Secretary of State State Of Nevada	Filed On 10/14/2020 06:52:56 AM
	Number of Pages 8

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- ☐ Certificate of Designation
- ☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
- ☐ Certificate of Amendment to Designation - After Issuance of Class or Series
- ☑ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY- DO NOT HIGHLIGHT

1. Entity information:	Name of entity: SOLLENSYS CORP Entity or Nevada Business Identification Number (NVID): NV20101720281
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	☐ Certificate of Amendment to Designation After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Certificate of Designation Date of Designation: 03/23/2020 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Donald Beavers Signature of Officer Date: 10/14/2020

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0471552010-0
	Filing Number 20200977249
Secretary of State State Of Nevada	Filed On 10/14/2020 06:52:56 AM
	Number of Pages 8

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Sollensys Corp. Entity or Nevada Business Identification Number (NVID): NV20101720281
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series A Preferred Stock Date of Designation: 03/23/2020 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * As attached hereto as Exhibit A.
8. Signature: (Required)	X [signature] Signature of Officer Date: 10/13/2020

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Exhibit A

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
Sollensys Corp.

(Conversion of Series A Preferred Stock; Withdrawal of Series A Designation)

October 13, 2020

The undersigned, being the sole member of the Board of Directors (the "Board") of Sollensys Corp., a Nevada corporation (the "Corporation"), hereby consents, pursuant to the Nevada Revised Statutes, to the adoption of the following resolutions taking or authorizing the actions specified therein via this Written Consent of the Board in lieu of a meeting (this "Consent).

Conversion of Series A Preferred Stock

WHEREAS, Eagle Lake Laboratories, Inc. ("Eagle Lake"), the sole holder of the Series A Preferred Stock of the Corporation (the "Series A Stock"), has elected to convert all such Series A Stock into shares of common stock, par value $0.001 per share (the "Common Stock") of the Corporation (the "Conversion"), pursuant to the terms and conditions of the Amended and Restated Certificate of Designations of Preferences and Right of Series A Preferred Stock (the "Series A Designation");

NOW THEREFORE, BE IT RESOLVED, that the request for the Conversion is hereby authorized, approved and ratified, and the Corporation is hereby directed to issue to Eagle Lake the shares of Common Stock issuable in the Conversion (the "Conversion Shares") and the Conversion Shares, if and when issued, shall be validly authorized, duly issued, fully paid and non-assessable.

Withdrawal of Series A Preferred Stock Designation

WHEREAS, following the Conversion there shall be no shares of Series A Stock issued and outstanding, and the Board deems it desirable and in the best interests of the Corporation and the shareholders of the Corporation to withdraw the Series A Designation at such time and subject to the prior completion of the Conversion, pursuant to the Certificate of Withdrawal as attached hereto as Exhibit A (the "Certificate of Withdrawal");

NOW THEREFORE, BE IT RESOLVED, the withdrawal of the Series A Designation and is hereby authorized, approved and ratified effective as of the time immediately following the Conversion, and the Certificate of Withdrawal is hereby authorized, approved and ratified effective as of the time immediately following the Conversion, and the officers of the Corporation are hereby directed to file the Certificate of Withdrawal with the Secretary of State of the State of Nevada as soon as reasonably practicable following the Conversion and to cause the Certificate of Withdrawal to become effective.

General Resolutions

NOW THEREFORE, BE IT RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, in accordance with the foregoing resolutions, authorized, empowered

and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver, or cause to be prepared, executed and delivered, any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions, to make any filings pursuant to federal, state and foreign laws, and to take all other actions that he or she deems necessary, appropriate or advisable in order to comply with the applicable laws and regulations of any jurisdiction (domestic or foreign), or otherwise to effectuate and carry out the purposes of the foregoing resolutions and to permit the transactions contemplated thereby to be lawfully consummated, and any such action taken or any agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents and information executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and be it

FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions be, and each of the same hereby is, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation; and be it

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, covenants and other papers, instruments and documents relating to the matters contemplated by the foregoing resolutions if (i) in the opinion of a proper officer of the Corporation executing the same, the adoption of such resolutions is necessary or advisable, and (ii) the secretary or an assistant secretary of the Corporation evidences such adoption by inserting with the minutes of the meeting at which these resolutions were adopted copies of such resolutions, which will thereupon be deemed to be adopted by the Board with the same force and effect as if originally set forth herein.

[Signature appears on following page]

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first above written.

Donald Beavers

Exhibit A
Certificate of Withdrawal

(Attached)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☒ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Sollensys Corp. Entity or Nevada Business Identification Number (NVID): NV20101720281
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series A Preferred Stock Date of Designation: 03/23/2020 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * As attached hereto as Exhibit A.
8. Signature: (Required)	**X** ______________________ Date: Signature of Officer

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF SECRETARY

Sollensys Corp.

The undersigned, Donald Beavers, Secretary of Sollensys Corp., a Nevada corporation (the "Company"), does hereby certify as follows on behalf of the Company that the Written Consent of the Board of Directors with an effective date of October 13, 2020 as set forth above (the "Written Consent") is a true and correct copy of the Written Consent adopted by the Board of Directors of the Company. The Written Consent has not been amended, modified or rescinded, and remains in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 13th day of October, 2020.

Sollensys Corp.

[signature]

Donald Beavers
Secretary

STATE OF Florida
COUNTY OF Brevard

Sworn to and subscribed before me this 13 day of October, 2020, by Donald Beavers, who is personally known to me or who has produced FL LIC as identification.

Notary's Signature [signature]

Print Notary's Name Sharon L Majure

NOTARY PUBLIC, State of Florida

My commission expires:

SHARON L MAJURE
Notary Public - State of Florida
Commission # GG 349973
My Comm. Expires Aug 18, 2023

526585.v4